Exhibit 23.5

[iResearch Letterhead]

March 9th, 2012

Board of Directors

Autohome Inc.

10th Floor Tower B, CEC Plaza

3 Dan Ling Street

Haidian District, Beijing

The People’s Republic of China

Subject: Written Consent of iRearch

Ladies and Gentlemen,

We understand that Autohome Inc. (the “Company”) plans to file a registration statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name, data and statements from our research reports and amendments thereto (collectively, the “Reports”), and any subsequent amendments to the Reports, in the Registration Statement and any amendments thereto, in any other future filings with the SEC by the Company, including filings on Form 20-F or Form 6-K or other SEC filings (collectively, the “SEC Filings”), on the websites of the Company and its subsidiaries and affiliates, in road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

iRearch

By:	/s/ Stephen Wang
Name:	Stephen Wang
Title:	General Manager